UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2007

Fidelity D & D Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Blakely and Drinker Streets, Dunmore, PA		18512
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 570-342-8281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2007, the Board of Directors of Fidelity D & D Bancorp, Inc. (the “Company”) approved amendments to Articles 24 and 25 of the Company’s By-Laws in order to permit the issuance of shares of the Company’s stock in uncertificated form. The amendments will permit direct or “book-entry” registration of shares of the Company’s stock and make the Company eligible to participate in a Direct Registration Program. A Direct Registration Program allows shares of the Company’s stock to be owned, reported and transferred electronically in uncertificated form and without the need for physical stock certificates.

A copy of the Amended By-Laws of the Company is attached as Exhibit 3.2 to this current report on Form 8-K and is incorporated herein by reference. The description of the amendments is qualified in its entirety by reference to Exhibit 3.2.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits:

3.2. Amended and Restated By-Laws of  Fidelity D & D Bancorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity D & D Bancorp, Inc.

Date: November 21, 2007	BY:	/s/ Salvatore R. DeFrancesco, Jr.

	Name:	Salvatore R. DeFrancesco, Jr.
	Title:	Treasurer & Chief Financial Officer

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